February 24, 2014

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 593 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 593 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 593 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/Thompson Hine LLP

THOMPSON HINE LLP

EXHIBIT A

1.

13D Activist Fund

2.

Adaptive Allocation Fund

3.

Altegris/AACA Real Estate Long Short Fund

4.

Altegris Equity Long Short Fund

5.

Altegris Fixed Income Long Short Fund

6.

Altegris Futures Evolution Strategy Fund

7.

Altegris Macro Strategy Fund

8.

Altegris Managed Futures Strategy Fund

9.

Altegris Multi-Strategy Alternative Fund

10.

Anchor Alternative Income Fund

11.

Ascendant Balanced Fund

12.

Ascendant Natural Resources Fund

13.

Ascendant Natural Resources Master Fund

14.

Ascendant Deep Value Convertibles Fund (fka, Ascendant Diversified Income & Growth Fund and Ascendant MultiCap Equity Fund)

15.

Patriot Fund

16.

Astor Active Income ETF Fund

17.

Astor S.T.A.R. ETF Fund

18.

Astor Long/Short ETF Fund

19.

BTS Bond Asset Allocation Fund

20.

BTS Diversified Income Fund

21.

BTS Tactical Fixed Income Fund

22.

Bandon Isolated Alpha Fixed Income Fund

23.

Beech Hill Total Return Fund

24.

Biondo Focus Fund

25.

Biondo Growth Fund

26.

BTS Bond Asset Allocation Fund

27.

BTS Diversified Income Fund

28.

BTS Tactical Fixed Income Fund

29.

CMG Global Equity Fund

30.

CMG Managed High Yield Fund

31.

CMG SR Tactical Bond Fund

32.

CMG Tactical Futures Strategy Fund (fka, CMG Tactical Equity Strategy Fund)

33.

CWC Small Cap Aggressive Value Fund

34.

Chadwick & D’Amato Fund

35.

Changing Parameters Fund

36.

Diversified Risk Parity Fund

37.

Eagle MLP Strategy Fund

38.

EAS Crow Point Alternatives Fund

39.

Equinox MutualHedge Futures Strategy Fund

40.

The FX Strategy Fund

41.

GMG Defensive Beta Fund

42.

Ginkgo Multi-Strategy Fund

43.

The Giralda Fund

44.

Giralda Risk-Managed Growth Fund

45.

Granite Harbor Alternative Fund

46.

Granite Harbor Tactical Fund

47.

Grant Park Managed Futures Strategy Fund

48.

Grant Park Multi-Alternative Strategies Fund

49.

Investment Partners Opportunities Fund

50.

Iron Horse Fund

51.

KCM Macro Trends Fund

52.

Leader Short-Term Bond Fund

53.

Leader Total Return Fund

54.

Makefield Managed Futures Strategy Fund

55.

Navigator Equity Hedged Fund

56.

Navigator Duration Neutral Bond Fund

57.

Navigator Sentry Managed Volatility Fund

58.

PSI Market Neutral Fund

59.

PSI Total Return Fund

60.

PSI Strategic Growth Fund

61.

PSI Tactical Growth Fund

62.

PSI Calendar Effects Fund

63.

PTA Comprehensive Alternatives Fund

64.

Pacific Financial Alternative Strategies Fund

65.

Pacific Financial Balanced Fund

66.

Pacific Financial Core Equity Fund

67.

Pacific Financial Explorer Fund

68.

Pacific Financial Faith & Values Based Conservative Fund

69.

Pacific Financial Faith & Values Based Moderate Fund

70.

Pacific Financial Faith & Values Based Diversified Growth Fund

71.

Pacific Financial Flexible Growth & Income Fund

72.

Pacific Financial Foundational Asset Allocation Fund

73.

Pacific Financial International Fund

74.

Pacific Financial Strategic Conservative Fund

75.

Pacific Financial Tactical Fund

76.

Power Dividend Index Fund

77.

Power Income Fund

78.

Princeton Futures Strategy Fund

79.

Probabilities Fund

80.

RPG Emerging Market Sector Rotation Fund

81.

Sandalwood Opportunity Fund

82.

Sierra Core Retirement Fund

83.

Sierra Strategic Income Fund

84.

SouthernSun Small Cap Fund

85.

SouthernSun U.S. Equity Fund

86.

Toews Hedged Commodities Fund

87.

Toews Hedged Emerging Markets Fund

88.

Toews Hedged Growth Allocation Fund

89.

Toews Hedged High Yield Bond Fund

90.

Toews Hedged International Developed Markets Fund

91.

Toews Hedged Large-Cap Fund

92.

Toews Hedged Small & Mid Cap Fund

93.

Toews Unconstrained Fixed Income Fund

94.

TransWestern Institutional Short Duration Government Bond Fund

95.

Wade Tactical Long Short Fund

96.

Zeo Strategic Income Fund